Exhibit 10.22

[Execution Copy]

SMALL BUSINESS LENDING FUND – SECURITIES PURCHASE AGREEMENT

Heritage Bankshares, Inc.		0014
Name of Company		SBLF No.

150 Granby Street		Corporation
Street Address for Notices		Organizational Form (e.g., corporation, national bank)

Norfolk Virginia 23510		Virginia
City State Zip Code		Jurisdiction of Organization

Anne F. Vanderberry, SVP		Federal Reserve
Name of Contact Person to Receive Notices		Appropriate Federal Banking Agency

757-648-1560	757-648-1524	August 11, 2011
Fax Number for Notices	Phone Number for Notices	Effective Date

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of the Effective Date set forth above (the “Signing Date”) between the Secretary of the Treasury (“Treasury”) and the Company named above (the “Company”), an entity existing under the laws of the Jurisdiction of Organization stated above in the Organizational Form stated above. The Company has elected to participate in Treasury’s Small Business Lending Fund program (“SBLF”). This Agreement contains the terms and conditions on which the Company intends to issue preferred stock to Treasury, which Treasury will purchase using SBLF funds.

This Agreement consists of the following attached parts, all of which together constitute the entire agreement of Treasury and the Company (the “Parties”) with respect to the subject matter hereof, superseding all prior written and oral agreements and understandings between the Parties with respect to such subject matter:

Annex A:     Information Specific to the Company and the Investment

Annex B:     Definitions

Annex C:     General Terms and Conditions

Annex D:     Disclosure Schedule

Annex E:     Registration Rights

Annex F:     Form of Certificate of Designation

Annex G: Annex H: Annex I: Annex J: Annex K:	Form of Officer’s Certificate Form of Supplemental Reports Form of Annual Certification Form of Opinion Form of Repayment Document

This Agreement may be executed in any number of counterparts, each being deemed to be an original instrument, and all of which will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or electronic mail attachment.

[Execution Copy]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized representatives of the parties hereto as of the Effective Date.

THE SECRETARY OF THE TREASURY		HERITAGE BANKSHARES, INC.

By:	By: /s/ Don Graves	By:	By: /s/ Michael S. Ives
Name:	Don Graves	Name:	Michael S. Ives
Title:	Deputy Assistant Secretary	Title:	President & Chief Executive Officer

[Signature Page- SBLF Securities Purchase Agreement – Heritage Bankshares, Inc.]

[Execution Copy]

ANNEX A

INFORMATION SPECIFIC TO THE COMPANY AND THE INVESTMENT

Purchase Information

Terms of the Purchase:

Series of Preferred Stock Purchased:	Senior Non-Cumulative Perpetual Preferred Stock, Series C

Per Share Liquidation Preference of Preferred Stock:	$1,000 per share

Number of Shares of Preferred Stock Purchased:	7,800

Dividend Payment Dates on the Preferred Stock:	Payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year.

Purchase Price:	$7,800,000

Closing:

Location of Closing:	Virtual

Time of Closing:	10:00 a.m. (EST)

Date of Closing:	August 11, 2011

Redemption Information

(Only complete if the Company was a CPP or CDCI participant; leave blank otherwise.)

Prior Program:	☒ ☐	CPP CDCI
Series of Previously Acquired Preferred Stock:		• Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Shares”) • Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Shares”)

Annex A (Information Specific to the Company and the Investment)	Page 3

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Number of Shares of Previously Acquired Preferred Stock:	• 7,497 Series A Shares • 303 Series B Shares

Repayment Amount:	$7,800,000

Residual Amount:	$96,062

Matching Private Investment Information

Treasury investment is contingent on the Company raising Matching Private Investment (check one):	☐ Yes ☒ No

If Yes, complete the following (leave blank otherwise):

Aggregate Dollar Amount of Matching Private Investment Required:

Aggregate Dollar Amount of Matching Private Investment Received:

Class of securities representing Matching Private Investment:

Date of issuance of Matching Private Investment:

Annex A (Information Specific to the Company and the Investment)	Page 4

[Execution Copy]

ANNEX B

DEFINITIONS

1. Definitions.

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

“Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly through one or more intermediaries, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

“Application Date” means the date of the Company’s completed application to participate in SBLF.

“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Company or such Company Subsidiaries, as applicable, as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)). The Appropriate Federal Banking Agency is identified on the cover page of this Agreement.

“Appropriate State Banking Agency” means, if the Company is a State-chartered bank, the Company’s State bank supervisor (as defined in Section 3(r) of the Federal Deposit Insurance Act, 12 U.S.C. § 1813(q).

“Bank Holding Company” means a company registered as such with the Federal Reserve pursuant to 12 U.S.C. §1842 and the regulations of the Federal Reserve promulgated thereunder.

“Call Report” has the meaning assigned thereto in Section 4102(4) of the SBJA. If the Company is a Bank Holding Company or a Savings and Loan Holding Company, unless the context clearly indicates otherwise: (a) the term “Call Report” shall mean the Call Report(s) (as defined in Section 4102(4) of the SBJA) of the IDI Subsidiary(ies); and (b) if there are multiple IDI Subsidiaries, all references herein or in any document executed or delivered in connection herewith (including the Certificate of Designation, the Initial Supplemental Report and all Quarterly Supplemental Reports) to any data reported in a Call Report shall refer to the aggregate of such data across the Call Reports for all such IDI Subsidiaries.

“CDCI” means the Community Development Capital Initiative, as authorized under the Emergency Economic Stabilization Act of 2008.

“Company Material Adverse Effect” means a material adverse effect on (i) the business, results of operation or condition (financial or otherwise) of the Company and its consolidated subsidiaries taken as a whole; provided, however, that Company Material Adverse Effect shall not be deemed to include the effects of (A) changes after the Signing Date in general

Annex B (Definitions)	Page 5

[Execution Copy]

business, economic or market conditions (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, in each case generally affecting the industries in which the Company and its subsidiaries operate, (B) changes or proposed changes after the Signing Date in GAAP, or authoritative interpretations thereof, or (C) changes or proposed changes after the Signing Date in securities, banking and other laws of general applicability or related policies or interpretations of Governmental Entities (in the case of each of these clauses (A), (B) and (C), other than changes or occurrences to the extent that such changes or occurrences have or would reasonably be expected to have a materially disproportionate adverse effect on the Company and its consolidated subsidiaries taken as a whole relative to comparable U.S. banking or financial services organizations); or (ii) the ability of the Company to consummate the Purchase and other transactions contemplated by this Agreement and perform its obligations hereunder and under the Certificate of Designation on a timely basis and declare and pay dividends on the Dividend Payment Dates set forth in the Certificate of Designations.

“CPP” means the Capital Purchase Program, as authorized under the Emergency Economic Stabilization Act of 2008.

“Disclosure Schedule” means that certain schedule to this Agreement delivered to Treasury on or prior to the Signing Date, setting forth, among other things, items the disclosure of which is necessary or appropriate in response to an express disclosure requirement contained in a provision hereof. The Disclosure Schedule is contained in Annex D of this Agreement.

“Executive Officers” means the Company’s “executive officers” as defined in 12 C.F.R. § 215.2(e)(1) (regardless of whether or not such regulation is applicable to the Company).

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in the United States.

“General Terms and Conditions” and “General T&C” each mean Annex C of this Agreement.

“IDI Subsidiary” means any Company Subsidiary that is an insured depository institution.

“Junior Stock” means Common Stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Preferred Shares as to dividend and redemption rights and/or as to rights on liquidation, dissolution or winding up of the Company.

“knowledge of the Company” or “Company’s knowledge” means the actual knowledge after reasonable and due inquiry of the “officers” (as such term is defined in Rule 3b-2 under the Exchange Act) of the Company.

Annex B (Definitions)	Page 6

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“Matching Private Investment-Supported,” when used to describe the Company (if applicable), means the Company’s eligibility for participation in the SBLF program is conditioned upon the Company or an Affiliate of the Company acceptable to Treasury receiving Matching Private Investment, as contemplated by Section 4103(d)(3)(B) of the SBJA.

“Original Letter Agreement” means, if applicable, the Letter Agreement (and all terms incorporated therein) pursuant to which Treasury purchased from the Company, and the Company issued to Treasury, the Previously Acquired Preferred Shares (or warrants exercised to acquire the Previously Acquired Preferred Shares or the securities exchanged for the Previously Acquired Preferred Stock).

“Oversight Officials” means, interchangeably and collectively as context requires, the Special Deputy Inspector General for SBLF Program Oversight, the Inspector General of the Department of the Treasury, and the Comptroller General of the United States.

“Parity Stock” means any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Preferred Shares as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

“Preferred Shares” means the number of shares of Preferred Stock identified in the “Purchase Information” section of Annex A opposite “Number of Shares of Preferred Stock Purchased.”

“Preferred Stock” means the series of the Company’s preferred stock identified in the “Purchase Information” section of Annex A opposite “Series of Preferred Stock Purchased.”

“Previously Acquired Preferred Shares” means, if the Company participated in CPP or CDCI, the number of shares of Previously Acquired Preferred Stock identified in the “Redemption Information” section of Annex A opposite “Number of Shares of Previously Acquired Preferred Stock.”

“Previously Acquired Preferred Stock” means, if the Company participated in CPP or CDCI, the series of the Company’s preferred stock identified in the “Redemption Information” section of Annex A opposite “Series of Previously Acquired Preferred Stock.”

“Previously Disclosed” means information set forth on the Disclosure Schedule or the Disclosure Update, as applicable; provided, however, that disclosure in any section of such Disclosure Schedule or Disclosure Update, as applicable, shall apply only to the indicated section of this Agreement; provided, further, that the existence of Previously Disclosed information, pursuant to a Disclosure Update, shall neither obligate Treasury to consummate the Purchase nor limit or affect any rights of or remedies available to Treasury.

“Prior Program” means (a) CPP, if the Company is a participant in CPP immediately prior to the Closing, or (b) CDCI, if the Company is a participant in CDCI immediately prior to the Closing.

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“Publicly-traded” means a company that (i) has a class of securities that is traded on a national securities exchange and (ii) is required to file periodic reports with either the Securities and Exchange Commission or its primary federal bank regulator.

“Purchase” means the purchase of the Preferred Shares by Treasury from the Company pursuant to this Agreement.

“Repayment” has the meaning set forth in the Repayment Document.

“Repayment Amount” means, if the Company participated in CPP or CDCI, the aggregate amount payable by the Company as of the Closing Date to redeem the Previously Acquired Preferred Stock in accordance with its terms, which amount is set forth in the “Redemption Information” section of Annex A.

“Savings and Loan Holding Company” means a company registered as such with the Office of Thrift Supervision or any successor thereto pursuant to 12 U.S.C. §1467(a) and the regulations of the Office of Thrift Supervision promulgated thereunder.

“SBJA” means the Small Business Jobs Act of 2010, as it may be amended from time to time.

“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity (A) of which such person or a subsidiary of such person is a general partner or (B) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty or addition imposed by any Governmental Entity.

“Total Assets” means, with respect to an insured depository institution, the total assets of such insured depository institution.

“Total Risk-Weighted Assets” means, with respect to an insured depository institution, the risk-weighted assets of such insured depository institution.

“Warrant” has the meaning set forth in the Repayment Document.

Annex B (Definitions)	Page 8

[Execution Copy]

2. Index of Definitions. The following table, which is provided solely for convenience of reference and shall not affect the interpretation of this Agreement, identifies the location where capitalized terms are defined in this Agreement:

Term	Location of Definition
Affiliate	Annex B, §1
Agreement	Cover Page
Appropriate Federal Banking Agency	Annex B, §1
Appropriate State Banking Agency	Annex B, §1
Bank Holding Company	Annex B, §1
Bankruptcy Exceptions	General T&C, §2.5(a)
Board of Directors	General T&C, §2.6
Business Combination	General T&C, §5.8
business day	General T&C, §5.12
Call Report	Annex B, §1
Capitalization Date	General T&C, §2.2
CDCI	Annex B, §1
Certificate of Designation	General T&C, §1.3(d)
Charter	General T&C, §1.3(d)
Closing	General T&C, §1.2(a)
Closing Date	General T&C, §1.2(a)
Closing Deadline	General T&C, §5.1(a)(i)
Code	General T&C, §2.14
Common Stock	General T&C, §2.2
Company	Cover Page
Company Financial Statements	General T&C, §1.3(i)
Company Material Adverse Effect	Annex B, §1
Company Reports	General T&C, §2.9
Company Subsidiary; Company Subsidiaries	General T&C, §2.5(b)
control; controlled by; under common control with	Annex B, §1
CPP	Annex B, §1
Disclosure Schedule	Annex B, §1
Disclosure Update	General T&C, §1.3(h)
ERISA	General T&C, §2.14
Exchange Act	General T&C, §4.3
Federal Reserve	Annex B, §1
GAAP	Annex B, §1
Governmental Entities	General T&C, §1.3(a)
Holders	General T&C, §4.4(a)
Indemnitee	General T&C, §4.4(b)
Information	General T&C, §3.1(c)(iii)
Initial Supplemental Report	General T&C, §1.3(j)
Treasury	Cover Page
Junior Stock	Annex B, §1
knowledge of the Company; Company’s knowledge	Annex B, §1
Matching Private Investment	General T&C, §1.3(l)
Matching Private Investment-Supported	Annex B, § 1
Matching Private Investors	General T&C, §1.3(l)
officers	Annex B, §1

Annex B (Definitions)	Page 9

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Parity Stock	Annex B, §1
Parties	Cover Page
Plan	General T&C, §2.14
Preferred Shares	Annex B, §1
Preferred Stock	Annex B, §1
Previously Acquired Preferred Shares	Annex B, §1
Previously Acquired Preferred Stock	Annex B, §1
Previously Disclosed	Annex B, §1
Prior Program	General T&C, §1.2(c)
Proprietary Rights	General T&C, §2.21
Purchase	Annex B, §1
Purchase Price	General T&C, §1.1(a)
Regulatory Agreement	General T&C, §2.19
Related Party	General T&C, §2.25
Repayment Document	General T&C, §1.2(b)(ii)(E)
Residual Amount	General T&C, §1.2(b)(ii)(B)
Savings and Loan Holding Company	Annex B, §1
SBJA	Annex B, §1
SBLF	Cover Page
SEC	General T&C, §2.11
Securities Act	General T&C, §2.1
Signing Date	Cover Page
subsidiary	Annex B, §1
Quarterly Supplemental Report	General T&C, §3.1(d)(i)
Tax; Taxes	Annex B, §1
Transfer	General T&C, §4.3

3. Defined Terms in Annex K. Except for defined terms in Annex K that are expressly cross-referenced in another part of this Agreement, terms defined in Annex K are defined therein solely for purposes of Annex K and are not applicable to other parts of this Agreement.

Annex B (Definitions)	Page 10

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ANNEX C

GENERAL TERMS AND CONDITIONS

CONTENTS OF GENERAL TERMS AND CONDITIONS

Annex C (General Terms and Conditions)	Page 11

[Execution Copy]

Annex C (General Terms and Conditions)	Page 12

[Execution Copy]

ARTICLE I

PURCHASE; CLOSING

1.1 Purchase. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to sell to Treasury, and Treasury agrees to purchase from the Company, at the Closing, the Preferred Shares for the aggregate price set forth on Annex A (the “Purchase Price”).

1.2 Closing. (a) On the terms and subject to the conditions set forth in this Agreement, the closing of the Purchase (the “Closing”) will take place at the location specified in Annex A, at the time and on the date set forth in Annex A or as soon as practicable thereafter, or at such other place, time and date as shall be agreed between the Company and Treasury. The time and date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

(b) Subject to the fulfillment or waiver of the conditions to the Closing in Section 1.3, at the Closing:

(i) if Treasury holds Previously Acquired Preferred Shares:

(A) the Purchase Price shall first be applied to pay the Repayment Amount;

(B) if the Purchase Price is less than the Repayment Amount, the Company shall pay the positive difference (if any) between the Repayment Amount and the Purchase Price (a “Residual Amount”) to Treasury’s Office of Financial Stability by wire transfer of immediately available United States funds to an account designated in writing by Treasury; and

(C) upon receipt of the full Repayment Amount (by application of the Purchase Price and, if applicable, the Company’s payment of the Residual Amount), Treasury and the Company will consummate the Repayment;

(D) the Company will deliver to Treasury a statement of adjustment as contemplated by Section 13(J) of the Warrant; and

(E) the Company and Treasury will execute and deliver a properly completed repurchase document in the form attached hereto as Annex K, (the “Repayment Document”).

(ii) the Company will deliver the Preferred Shares as evidenced by one or more certificates dated the Closing Date and bearing appropriate legends as hereinafter provided for, in exchange for payment in full of the Purchase Price by application of the Purchase Price to the Repayment and by wire transfer of immediately available United States funds to a bank account designated by the Company in the Initial Supplemental Report, as applicable.

Annex C (General Terms and Conditions)	Page 13

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1.3 Closing Conditions. The obligation of Treasury to consummate the Purchase is subject to the fulfillment (or waiver by Treasury) at or prior to the Closing of each of the following conditions:

(a)(i) any approvals or authorizations of all United States federal, state, local, foreign and other governmental, regulatory or judicial authorities (collectively, “Governmental Entities”) required for the consummation of the Purchase shall have been obtained or made in form and substance reasonably satisfactory to each party and shall be in full force and effect and all waiting periods required by United States and other applicable law, if any, shall have expired and (ii) no provision of any applicable United States or other law and no judgment, injunction, order or decree of any Governmental Entity shall prohibit the purchase and sale of the Preferred Shares as contemplated by this Agreement;

(b)(i) the representations and warranties of the Company set forth in (A) Sections 2.7 and 2.26 shall be true and correct in all respects as though made on and as of the Closing Date; (B) Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.19, 2.22, 2.23, 2.24 and 2.25 shall be true and correct in all material respects as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all respects as of such other date); and (C) Sections 2.8 through 2.18 and Sections 2.20 through 2.21 (disregarding all qualifications or limitations set forth in such representations and warranties as to “materiality”, “Company Material Adverse Effect” and words of similar import) shall be true and correct as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such other date), except to the extent that the failure of such representations and warranties referred to in this Section 1.3(b)(i)(C) to be so true and correct, individually or in the aggregate, does not have and would not reasonably be expected to have a Company Material Adverse Effect; and (ii) the Company shall have performed in all respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

(c) the Company shall have delivered to Treasury a certificate signed on behalf of the Company by an Executive Officer certifying to the effect that the conditions set forth in Section 1.3(b) have been satisfied, in substantially the form of Annex G;

(d) the Company shall have duly adopted and filed with the Secretary of State of its jurisdiction of organization or other applicable Governmental Entity an amendment to its certificate or articles of incorporation, articles of association, or similar organizational document (“Charter”) in substantially the form of Annex F (the “Certificate of Designation”) and the Company shall have delivered to Treasury a copy of the filed Certificate of Designation with appropriate evidence from the Secretary of State or other applicable Governmental Entity that the filing has been accepted, or if a filed copy is unavailable, a certificate signed on behalf of the Company by an Executive Officer certifying to the effect that the filing of the Certificate of Designation has been accepted, in substantially the form attached hereto as Annex F;

(e) the Company shall have delivered to Treasury true, complete and correct certified copies of the Charter and bylaws of the Company;

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(f) the Company shall have delivered to Treasury a written opinion from counsel to the Company (which may be internal counsel), addressed to Treasury and dated as of the Closing Date, in substantially the form of Annex J;

(g) the Company shall have delivered certificates in proper form or, with the prior consent of Treasury, evidence of shares in book-entry form, evidencing the Preferred Shares to Treasury or its designee(s);

(h) the Company shall have delivered to Treasury a copy of the Disclosure Schedule on or prior to the Signing Date and, to the extent that any information set forth on the Disclosure Schedule needs to be updated or supplemented to make it true, complete and correct as of the Closing Date, (i) the Company shall have delivered to Treasury an update to the Disclosure Schedule (the “Disclosure Update”), setting forth any information necessary to make the Disclosure Schedule true, correct and complete as of the Closing Date and (ii) Treasury, in its sole discretion, shall have approved the Disclosure Update, provided, however, that the delivery and acceptance of the Disclosure Update shall not limit or affect any rights of or remedies available to Treasury;

(i) the Company shall have delivered to Treasury on or prior to the Signing Date each of the consolidated financial statements of the Company and its consolidated subsidiaries for each of the last three completed fiscal years of the Company (which shall be audited to the extent audited financial statements are available prior to the Signing Date) (together with the Call Reports filed by the Company or the IDI Subsidiary(ies) for each completed quarterly period since the last completed fiscal year, the “Company Financial Statements”);

(j) the Company shall have delivered to Treasury, not later than five (5) business days prior to the Closing Date, a certificate (the “Initial Supplemental Report”) in substantially the form attached hereto as Annex H setting forth a complete and accurate statement of loans held by the Company (or if the Company is a Bank Holding Company or a Savings and Loan Holding Company, by the IDI Subsidiary(ies)) in each of the categories described therein, for the time periods specified therein, (A) including a signed certification of the Chief Executive Officer, the Chief Financial Officer and all directors or trustees of the Company or the IDI Subsidiary(ies) who attested to the Call Reports for the quarters covered by such certificate, that such certificate (x) has been prepared in conformance with the instructions issued by Treasury and (y) is true and correct to the best of their knowledge and belief; and (B) completed for the last full calendar quarter prior to the Closing Date and the four (4) quarters ended September 30, 2009, December 31, 2009, March 31, 2010 and June 30, 2010;

(k) prior to the Signing Date, the Company shall have delivered to Treasury, the Appropriate Federal Banking Agency and, if the Company is a State-chartered bank, the Appropriate State Banking Agency, a small business lending plan describing how the Company’s business strategy and operating goals will allow it to address the needs of small businesses in the area it serves, as well as a plan to provide linguistically and culturally appropriate outreach, where appropriate; and

Annex C (General Terms and Conditions)	Page 15

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(l) if the Company is Matching Private Investment-Supported, on or after September 27, 2010 the Company or an Affiliate of the Company acceptable to Treasury shall (i) have received equity capital (“Matching Private Investment”) from one or more non-governmental investors (“Matching Private Investors”) (A) in an amount equal to or greater than the Aggregate Dollar Amount of Matching Private Investment Required set forth on Annex A (net of all dividends paid with respect to, and all repurchases and redemptions of, the Company’s equity securities), (B) that is subordinate in right of payment of dividends, liquidation preference and redemption rights to the Preferred Shares and (C) that is acceptable in form and substance to Treasury, in its sole discretion and (ii) have satisfied the following requirements reasonably in advance of the Closing Date: (A) delivery of copies of the definitive documentation for the Matching Private Investment to Treasury, (B) delivery of the organizational charts of such non-governmental investors to Treasury, each certified by the applicable non-governmental investor and demonstrating that such non-governmental investor is not an Affiliate of the Company, (C) delivery of any other documents or information as Treasury may reasonably request, in its sole discretion and (D) any other terms and conditions imposed by Treasury or the Appropriate Federal Banking Agency, in their sole discretion.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to Treasury that as of the Signing Date and as of the Closing Date (or such other date specified herein):

2.1 Organization, Authority and Significant Subsidiaries. The Company has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of organization, with the necessary power and authority to own, operate and lease its properties and conduct its business as it is being currently conducted, and except as has not, individually or in the aggregate, had and would not reasonably be expected to have a Company Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; each subsidiary of the Company that would be considered a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act of 1933 (the “Securities Act”), has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization. The Charter and bylaws of the Company, copies of which have been provided to Treasury prior to the Signing Date, are true, complete and correct copies of such documents as in full force and effect as of the Signing Date and as of the Closing Date.

2.2 Capitalization. The outstanding shares of capital stock of the Company have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive or similar rights (and were not issued in violation of any preemptive rights). As of the Signing Date, the Company does not have outstanding any securities or other obligations providing the holder the right to acquire its common stock (“Common Stock”) or other capital

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stock that is not reserved for issuance as specified in Part 2.2 of the Disclosure Schedule, and the Company has not made any other commitment to authorize, issue or sell any Common Stock or other capital stock. Since the last day of the fiscal period covered by the last Call Report filed by the Company or the IDI Subsidiary(ies) prior to the Application Date (the “Capitalization Date”), the Company has not (a) declared, and has no present intention of declaring, any dividends on its Common Stock in a per-share amount greater than the per-share amount of declared dividends that are reflected in such Call Report; (b) declared, and has no present intention of declaring (except as contemplated by the Certificate of Designation) any dividends on any of its preferred stock in a per-share amount greater than the per-share amount of declared dividends that are reflected in such Call Report; or (c) issued any shares of Common Stock or other capital stock, other than (i) shares issued upon the exercise of stock options or delivered under other equity-based awards or other convertible securities or warrants which were issued and outstanding on the Capitalization Date and disclosed in Part 2.2 of the Disclosure Schedule, (ii) shares disclosed in Part 2.2 of the Disclosure Schedule, and (iii) if the Company is Matching Private Investment-Supported, shares or other capital stock representing Matching Private Investment disclosed in the “Matching Private Investment” section of Annex A. Except as disclosed in Part 2.2 of the Disclosure Schedule, the Company has no agreements providing for the accelerated exercise, settlement or exchange of any capital stock of the Company for Common Stock. Each holder of 5% or more of any class of capital stock of the Company and such holder’s primary address are set forth in Part 2.2 of the Disclosure Schedule. The Company has received a representation from each Matching Private Investor that such Matching Private Investor has not received or applied for any investment from the SBLF, and the Company has no reason to believe that any such representation is inaccurate. If the Company is a Bank Holding Company or a Savings and Loan Holding Company, (x) the percentage of each IDI Subsidiary’s issued and outstanding capital stock that is owned by the Company is set forth on Part 2.2 of the Disclosure Schedule; and (y) all shares of issued and outstanding capital stock of the IDI Subsidiary(ies) owned by the Company are free and clear of all liens, security interests, charges or encumbrances. Since the Application Date, there has been no change in the organizational hierarchy information regarding the Company that was available on the Application Date from the National Information Center of the Federal Reserve System.

2.3 Preferred Shares. The Preferred Shares have been duly and validly authorized, and, when issued and delivered pursuant to this Agreement, such Preferred Shares will be duly and validly issued and fully paid and non-assessable, will not be issued in violation of any preemptive rights, and will rank pari passu with or senior to all other series or classes of preferred stock, whether or not designated, issued or outstanding, with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Company.

2.4 Compliance with Identity Verification Requirements. The Company and the Company Subsidiaries (to the extent such regulations are applicable to the Company Subsidiaries) are in compliance with the requirements of Section 103.121 of title 31, Code of Federal Regulations.

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2.5 Authorization, Enforceability.

(a) The Company has the corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder (which includes the issuance of the Preferred Shares). The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and its stockholders, and no further approval or authorization is required on the part of the Company. This Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to any limitations of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”).

(b) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and compliance by the Company with the provisions hereof, will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any subsidiary of the Company (each subsidiary, a “Company Subsidiary” and, collectively, the “Company Subsidiaries”) under any of the terms, conditions or provisions of (A) its organizational documents or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it or any Company Subsidiary may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets except, in the case of clauses (i)(B) and (ii), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(c) Other than the filing of the Certificate of Designation with the Secretary of State of its jurisdiction of organization or other applicable Governmental Entity, such filings and approvals as are required to be made or obtained under any state “blue sky” laws and such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of the Purchase except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

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2.6 Anti-takeover Provisions and Rights Plan. The Board of Directors of the Company (the “Board of Directors”) has taken all necessary action to ensure that the transactions contemplated by this Agreement and the consummation of the transactions contemplated hereby will be exempt from any anti-takeover or similar provisions of the Company’s Charter and bylaws, and any other provisions of any applicable “moratorium”, “control share”, “fair price”, “interested stockholder” or other anti-takeover laws and regulations of any jurisdiction.

2.7 No Company Material Adverse Effect. Since the last day of the fiscal period covered by the last Call Report filed by the Company or the IDI Subsidiary(ies) prior to the Application Date, no fact, circumstance, event, change, occurrence, condition or development has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

2.8 Company Financial Statements. The Company Financial Statements present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and except as stated therein, such financial statements (a) were prepared in conformity with GAAP applied on a consistent basis (except as may be noted therein) and (b) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries.

2.9 Reports.

(a) Since December 31, 2007, the Company and each Company Subsidiary has filed all reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and has paid all fees and assessments due and payable in connection therewith, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As of their respective dates of filing, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities.

(b) The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or their accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 2.9(b). The Company (i) has implemented and maintains adequate disclosure controls and procedures to ensure that material information relating to the Company, including the consolidated Company Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation prior to the Signing Date, to the Company’s outside auditors and the audit committee of the Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

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2.10 No Undisclosed Liabilities. Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected in the Company Financial Statements to the extent required to be so reflected and, if applicable, reserved against in accordance with GAAP applied on a consistent basis, except for (a) liabilities that have arisen since the last fiscal year end in the ordinary and usual course of business and consistent with past practice and (b) liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

2.11 Offering of Securities. Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Preferred Shares under the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder), which might subject the offering, issuance or sale of any of the Preferred Shares to Treasury pursuant to this Agreement to the registration requirements of the Securities Act.

2.12 Litigation and Other Proceedings. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there is no (a) pending or, to the knowledge of the Company, threatened, claim, action, suit, investigation or proceeding, against the Company or any Company Subsidiary or to which any of their assets are subject nor is the Company or any Company Subsidiary subject to any order, judgment or decree or (b) unresolved violation, criticism or exception by any Governmental Entity with respect to any report or relating to any examinations or inspections of the Company or any Company Subsidiaries. There is no claim, action, suit, investigation or proceeding pending or, to the Company’s knowledge, threatened against any institution-affiliated party (as defined in 12 U.S.C. §1813(u)) of the Company or any of the IDI Subsidiaries that, if determined or resolved in a manner adverse to such institution-affiliated party, could result in such institution-affiliated party being prohibited from participation in the conduct of the affairs of any financial institution or holding company of any financial institution and, to the Company’s knowledge, there are no facts or circumstances could reasonably be expected to provide a basis for any such claim, action, suit, investigation or proceeding.

2.13 Compliance with Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries have all permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Company or such Company Subsidiary. Except as set forth in Part 2.13 of the Disclosure Schedule, the Company and the Company Subsidiaries have complied in all respects and are not in default or violation of, and none of them is, to the knowledge of the Company, under investigation with respect to or, to the knowledge of the Company, have been threatened to be charged with or given notice of any violation of, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity, other than such noncompliance, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Company

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Material Adverse Effect. Except for statutory or regulatory restrictions of general application, no Governmental Entity has placed any restriction on the business or properties of the Company or any Company Subsidiary that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

2.14 Employee Benefit Matters. Except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect: (a) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) providing benefits to any current or former employee, officer or director of the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) that is sponsored, maintained or contributed to by the Company or any member of its Controlled Group and for which the Company or any member of its Controlled Group would have any liability, whether actual or contingent (each, a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Code; (b) with respect to each Plan subject to Title IV of ERISA (including, for purposes of this clause (b), any plan subject to Title IV of ERISA that the Company or any member of its Controlled Group previously maintained or contributed to in the six years prior to the Signing Date), (1) no “reportable event” (within the meaning of Section 4043(c) of ERISA), other than a reportable event for which the notice period referred to in Section 4043(c) of ERISA has been waived, has occurred in the three years prior to the Signing Date or is reasonably expected to occur, (2) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred in the three years prior to the Signing Date or is reasonably expected to occur, (3) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on the assumptions used to fund such Plan) and (4) neither the Company nor any member of its Controlled Group has incurred in the six years prior to the Signing Date, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including any Plan that is a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (c) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to its qualified status that has not been revoked, or such a determination letter has been timely applied for but not received by the Signing Date, and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss, revocation or denial of such qualified status or favorable determination letter.

2.15 Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) the Company and the Company Subsidiaries have filed all federal, state, local and foreign income and franchise Tax returns (together with any schedules and attached thereto) required to be filed through the Signing Date, subject to permitted extensions, and have paid all Taxes due thereon, (b) all such Tax returns (together with any schedules and attached thereto) are true, complete and correct in all material respects and were prepared in compliance with all applicable laws and (c) no Tax deficiency has been determined adversely to the Company or any of the Company Subsidiaries, nor does the Company have any knowledge of any Tax deficiencies.

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2.16 Properties and Leases. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens (including, without limitation, liens for Taxes), encumbrances, claims and defects that would affect the value thereof or interfere with the use made or to be made thereof by them. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries hold all leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them.

2.17 Environmental Liability. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(a) there is no legal, administrative, or other proceeding, claim or action of any nature seeking to impose, or that would reasonably be expected to result in the imposition of, on the Company or any Company Subsidiary, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, pending or, to the Company’s knowledge, threatened against the Company or any Company Subsidiary;

(b) to the Company’s knowledge, there is no reasonable basis for any such proceeding, claim or action; and

(c) neither the Company nor any Company Subsidiary is subject to any agreement, order, judgment or decree by or with any court, Governmental Entity or third party imposing any such environmental liability.

2.18 Risk Management Instruments. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries or its or their customers, were entered into (i) only in the ordinary course of business, (ii) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (iii) with counterparties believed to be financially responsible at the time; and each of such instruments constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms, except as may be limited by the Bankruptcy Exceptions. Neither the Company or the Company Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement other than such breaches that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

2.19 Agreements with Regulatory Agencies. Except as set forth in Part 2.19 of the Disclosure Schedule, neither the Company nor any Company Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any

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commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2007, has adopted any board resolutions at the request of, any Governmental Entity that currently restricts the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies or procedures, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Company Subsidiary been advised since December 31, 2007, by any such Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement. The Company and each Company Subsidiary is in compliance with each Regulatory Agreement to which it is party or subject, and neither the Company nor any Company Subsidiary has received any notice from any Governmental Entity indicating that either the Company or any Company Subsidiary is not in compliance with any such Regulatory Agreement.

2.20 Insurance. The Company and the Company Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent and consistent with industry practice. The Company and the Company Subsidiaries are in material compliance with their insurance policies and are not in default under any of the material terms thereof, each such policy is outstanding and in full force and effect, all premiums and other payments due under any material policy have been paid, and all claims thereunder have been filed in due and timely fashion, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

2.21 Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each Company Subsidiary owns or otherwise has the right to use, all intellectual property rights, including all trademarks, trade dress, trade names, service marks, domain names, patents, inventions, trade secrets, know-how, works of authorship and copyrights therein, that are used in the conduct of their existing businesses and all rights relating to the plans, design and specifications of any of its branch facilities (“Proprietary Rights”) free and clear of all liens and any claims of ownership by current or former employees, contractors, designers or others and (ii) neither the Company nor any of the Company Subsidiaries is materially infringing, diluting, misappropriating or violating, nor has the Company or any of the Company Subsidiaries received any written (or, to the knowledge of the Company, oral) communications alleging that any of them has materially infringed, diluted, misappropriated or violated, any of the Proprietary Rights owned by any other person. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the Company’s knowledge, no other person is infringing, diluting, misappropriating or violating, nor has the Company or any or the Company Subsidiaries sent any written communications since December 31, 2007, alleging that any person has infringed, diluted, misappropriated or violated, any of the Proprietary Rights owned by the Company and the Company Subsidiaries.

2.22 Brokers and Finders. Treasury has no liability for any amounts that any broker, finder or investment banker is entitled to for any financial advisory, brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

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2.23 Disclosure Schedule. The Company has delivered the Disclosure Schedule and, if applicable, the Disclosure Update to Treasury and the information contained in the Disclosure Schedule, as modified by the information contained in the Disclosure Update, if applicable, is true, complete and correct.

2.24 Previously Acquired Preferred Shares. If Treasury holds Previously Acquired Preferred Shares:

(a) The Company has not breached any representation, warranty or covenant set forth in the Original Letter Agreement or any of the other documents governing the Previously Acquired Preferred Stock.

(b) The Company has paid to Treasury: (i) if the Previously Acquired Preferred Stock is cumulative, all accrued and unpaid dividends and/or interest then due on the Previously Acquired Preferred Stock; or (ii) if the Previously Acquired Preferred Stock is non-cumulative, all unpaid dividends and/or interest due on the Previously Acquired Preferred Shares for the fiscal quarter prior to the Closing Date plus the accrued and unpaid dividends and/or interest due on the Previously Acquired Preferred Shares as of the Closing Date for the fiscal quarter in which the Closing shall occur.

2.25 Related Party Transactions. Neither the Company nor any Company Subsidiary has made any extension of credit to any director or Executive Officer of the Company or any Company Subsidiary, any holder of 5% or more of the Company’s issued and outstanding capital stock, or any of their respective spouses or children or to any Affiliate of any of the foregoing (each, a “Related Party”), other than in compliance with 12 C.F.R Part 215 (Regulation O). Except as set forth in Part 2.25 of the Disclosure Schedule, to the Company’s knowledge, no Related Party has any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any vendor or material customer of the Company or any Company Subsidiary that is not on arms-length terms, or (ii) direct or indirect ownership interest in any person or entity with which the Company or any Company Subsidiary has a material business relationship that is not on arms-length terms (not including Publicly-traded entities in which such person owns less than two percent (2%) of the outstanding capital stock).

2.26 Ability to Pay Dividends. The Company has all permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, Governmental Entities and third parties that are required in order to permit the Company to declare and pay dividends on the Preferred Shares on the Dividend Payment Dates set forth in the Certificate of Designation.

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ARTICLE III

COVENANTS

3.1 Affirmative Covenants. The Company hereby covenants and agrees with Treasury that:

(a) Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Purchase as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.

(b) Certain Notifications until Closing. From the Signing Date until the Closing, the Company shall promptly notify Treasury of (i) any fact, event or circumstance of which it is aware and which would reasonably be expected to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of the Company contained in this Agreement not to be complied with or satisfied in any material respect and (ii) except as Previously Disclosed, any fact, circumstance, event, change, occurrence, condition or development of which the Company is aware and which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect; provided, however, that delivery of any notice pursuant to this Section 3.1(b) shall not limit or affect any rights of or remedies available to Treasury.

(c) Access, Information and Confidentiality.

(i) From the Signing Date until the date on which all of the Preferred Shares have been redeemed in whole, the Company will permit, and shall cause each of the Company’s Subsidiaries to permit, Treasury, the Oversight Officials and their respective agents, consultants, contractors and advisors to (x) examine any books, papers, records, Tax returns (including all schedules attached thereto), data and other information; (y) make copies thereof; and (z) discuss the affairs, finances and accounts of the Company and the Company Subsidiaries with the personnel of the Company and the Company Subsidiaries, all upon reasonable notice; provided, that:

(A)	any examinations and discussions pursuant to this Section 3.1(c)(i) shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of the Company;

(B)

neither the Company nor any Company Subsidiary shall be required by this Section 3.1(c)(i) to disclose any information to the extent (x) prohibited by applicable law or regulation, or (y) that such disclosure would reasonably be expected to cause a violation of any agreement to which the Company or any Company Subsidiary is a party or would cause a risk of a loss of privilege to the Company or any

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Company Subsidiary (provided that the Company shall use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances where the restrictions in this clause (B) apply);

(C)	the obligations of the Company and the Company Subsidiaries to disclose information pursuant to this Section 3.1(c)(i) to any Oversight Official or any agent, consultant, contractor and advisor thereof, such Oversight Official shall have agreed, with respect to documents obtained under this Section 3.1(c)(i), to follow applicable law and regulation (and the applicable customary policies and procedures) regarding the dissemination of confidential materials, including redacting confidential information from the public version of its reports and soliciting input from the Company as to information that should be afforded confidentiality, as appropriate; and

(D)	for avoidance of doubt, such examinations and discussions may, at Treasury’s option, be conducted on site at any office of the Company or any Company Subsidiary.

(ii) From the Signing Date until the date on which all of the Preferred Shares have been redeemed in whole, the Company will deliver, or will cause to be delivered, to Treasury:

(A)

as soon as available after the end of each fiscal year of the Company, and in any event within 90 days thereafter, a consolidated balance sheet of the Company as of the end of such fiscal year, and consolidated statements of income, retained earnings and cash flows of the Company for such year, in each case prepared in accordance with GAAP applied on a consistent basis and setting forth in each case in comparative form the figures for the previous fiscal year of the Company and which shall be audited to the extent audited financial statements are available;[1]

(B)	as soon as available after the end of the first, second and third quarterly periods in each fiscal year of the Company, a copy of any quarterly reports provided to other stockholders of the Company or Company management by the Company;

[1]

To the extent that the Company informed the Treasury on the Signing Date that it does not prepare financial statements in accordance with GAAP in the ordinary course, the Treasury may consider other annual financial reporting packages acceptable to it in its sole discretion.

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(C)	as soon as available after the Company receives any assessment of the Company’s internal controls, a copy of such assessment (other than assessments provided by the Appropriate Federal Banking Agency or the Appropriate State Banking Agency that the Company is prohibited by applicable law or regulation from disclosing to Treasury);

(D)	annually on a date specified by Treasury, a completed survey, in a form specified by Treasury, providing, among other things, a description of how the Company has utilized the funds the Company received hereunder in connection with the sale of the Preferred Shares and the effects of such funds on the operations and status of the Company;

(E)	as soon as such items become effective, any amendments to the Charter, bylaws or other organizational documents of the Company; and

(F)	at the same time as such items are sent to any stockholders of the Company, copies of any information or documents sent by the Company to its stockholders.

(iii) Treasury will use reasonable best efforts to hold, and will use reasonable best efforts to cause its agents, consultants, contractors and advisors and United States executive branch officials and employees, to hold, in confidence all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the Company furnished or made available to it by the Company or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (A) previously known by such party on a non-confidential basis, (B) in the public domain through no fault of such party or (C) later lawfully acquired from other sources by the party to which it was furnished (and without violation of any other confidentiality obligation)); provided that nothing herein shall prevent Treasury from disclosing any Information to the extent required by applicable laws or regulations or by any subpoena or similar legal process. Treasury understands that the Information may contain commercially sensitive confidential information entitled to an exception from a Freedom of Information Act request.

(iv) Treasury’s information rights pursuant to Section 3.1(c)(ii)(A), (B), (C), (E) and (F) and Treasury’s right to receive certifications from the Company pursuant to Section 3.1(d)(i) may be assigned by Treasury to a transferee or assignee of the Preferred Shares with a liquidation preference of no less than an amount equal to 2% of the initial aggregate liquidation preference of the Preferred Shares.

(v) Nothing in this Section shall be construed to limit the authority that any Oversight Official or any other applicable regulatory authority has under law.

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(vi) The Company shall provide to Treasury all such information as Treasury may request from time to time for the purpose of carrying out the study required by Section 4112 of the SBJA.

(d) Quarterly Supplemental Reports and Annual Certifications.

(i) Concurrently with the submission of Call Reports by the Company or the IDI Subsidiary(ies) (as the case may be) for each quarter ending after the Closing Date, the Company shall deliver to Treasury a certificate in substantially the form attached hereto as Annex H setting forth a complete and accurate statement of loans held by the Company in each of the categories described therein, for the time periods specified therein, (A) including a signed certification of the Chief Executive Officer, the Chief Financial Officer and all directors or trustees of the Company or the IDI Subsidiary(ies) who attested to the Call Report for the quarter covered by such certificate, that such certificate (x) has been prepared in conformance with the instructions issued by Treasury and (y) is true and correct to the best of their knowledge and belief; (B) completed for such quarter (each, a “Quarterly Supplemental Report”).

(ii) Within ninety (90) days after the end of each fiscal year of the Company during which the Initial Supplemental Report is submitted pursuant to Section 1.3(j) or the first ten (10) Quarterly Supplemental Reports are submitted pursuant to Section 3.1(d)(i), the Company shall deliver to Treasury a certification from the Company’s independent auditors that the Initial Supplemental Report and/or Quarterly Supplemental Reports during such fiscal year are complete and accurate with respect to accounting matters, including policies and procedures and controls over such.

(iii) Until the date on which the Preferred Shares are redeemed pursuant to Section 5 of the Certificate of Designation, within ninety (90) days after the end of each fiscal year of the Company, the Company shall deliver to Treasury a certificate in substantially the form attached hereto as Annex I, signed on behalf of the Company by an Executive Officer.

(iv) If any Initial Supplemental Report or Quarterly Supplemental Report is inaccurate, Treasury shall be entitled to recover from the Company, upon demand, the amount of any difference between (x) the amount of the dividend payment(s) actually made to Treasury based on such inaccurate report and (y) the correct amount of the dividend payment(s) that should have been made, but for such inaccuracy. The Company shall provide Treasury with a written description of any such inaccuracy within three (3) business days after the Company’s discovery thereof.

(v) Treasury shall have the right from time to time to modify Annex H, by posting an amended and restated version of Annex H on Treasury’s web site, to conform Annex H to (A) reflect changes in GAAP, (B) reflect changes in the form or content of, or definitions used in, Call Reports, or (C) to make clarifications and/or technical corrections as Treasury determines to be reasonably necessary. Notwithstanding anything herein to the contrary, upon posting by Treasury on its web site, Annex H shall be deemed to be amended and restated as so posted, without the need for any further act on the part of any person or entity. If any such modification includes a change to the caption or number of any line item of Annex H, any reference herein to such line item shall thereafter be a reference to such re-captioned or re-numbered line item.

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(e) Bank and Thrift Holding Company Status. If the Company is a Bank Holding Company or a Savings and Loan Holding Company on the Signing Date, then the Company shall maintain its status as a Bank Holding Company or Savings and Loan Holding Company, as the case may be, for as long as Treasury owns any Preferred Shares. The Company shall redeem all Preferred Shares held by Treasury prior to terminating its status as a Bank Holding Company or Savings and Loan Holding Company, as applicable.

(f) Predominantly Financial. For as long as Treasury owns any Preferred Shares, the Company, to the extent it is not itself an insured depository institution, agrees to remain predominantly engaged in financial activities. A company is predominantly engaged in financial activities if the annual gross revenues derived by the company and all subsidiaries of the company (excluding revenues derived from subsidiary depository institutions), on a consolidated basis, from engaging in activities that are financial in nature or are incidental to a financial activity under subsection (k) of Section 4 of the Bank Holding Company Act of 1956 (12 U.S.C. 1843(k)) represent at least 85 percent of the consolidated annual gross revenues of the company.

(g) Capital Covenant. From the Signing Date until the date on which all of the Preferred Shares have been redeemed in whole, the Company and the Company Subsidiaries shall maintain such capital as may be necessary to meet the minimum capital requirements of the Appropriate Federal Banking Agency, as in effect from time to time.

(h) Reporting Requirements. Prior to the date on which all of the Preferred Shares have been redeemed in whole, the Company covenants and agrees that, at all times on or after the Closing Date, (i) to the extent it is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall comply with the terms and conditions set forth in Annex E or (ii) as soon as practicable after the date that the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall comply with the terms and conditions set forth in Annex E.

(i) Transfer of Proceeds to Depository Institutions. If the Company is a Bank Holding Company or a Savings and Loan Holding Company, the Company shall immediately transfer to the IDI Subsidiaries, as equity capital contributions (in a manner that will cause such equity capital contributions to qualify for inclusion in the Tier 1 capital of the IDI Subsidiaries), not less than ninety percent (90%) of the proceeds it receives in connection with the sale of Preferred Shares; provided, however, that:

(A) no IDI Subsidiary shall receive any amount pursuant to this Section 3.1(i) in excess of (A) three percent (3%) of the insured depository institution’s Total Risk-Weighted Assets as reported in its Call Report filed immediately prior to the Application Date, if the insured depository institution has Total Assets of more than $1,000,000,000 and less than $10,000,000,000 as of December 31, 2009or (B) five percent (5%) of the IDI Subsidiary’s Total Risk-Weighted Assets as reported in its Call Report filed immediately prior to the Application Date, if the IDI Subsidiary has Total Assets of $1,000,000,000 or less as of December 31, 2009; and

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(B) if Treasury held Previously Acquired Preferred Shares immediately prior to the Closing Date, the amount required to be transferred pursuant this Section 3.1(i) shall be the difference obtained by subtracting the Repayment Amount from the Purchase Price (unless the Purchase Price is less than the Repayment Amount, in which case no amount shall be required to be transferred pursuant to this Section 3.1(i)).

(j) Outreach to Minorities, Women and Veterans. The Company shall comply with Section 4103(d)(8) of the SBJA.

(k) Certification Related to Sex Offender Registration and Notification Act. The Company shall obtain from any business to which it makes a loan that is funded in whole or in part using funds from the Purchase Price a written certification that no principal of such business has been convicted of a sex offense against a minor (as such terms are defined in section 111 of the Sex Offender Registration and Notification Act, 42 U.S.C. §16911). The Company shall retain all such certifications in accordance with standard recordkeeping practices established by the Appropriate Federal Banking Agency.

3.2 Negative Covenants. The Company hereby covenants and agrees with Treasury that:

(a) Certain Transactions.

(i) The Company shall not merge or consolidate with, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party (or its ultimate parent entity), as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant, agreement and condition of this Agreement to be performed and observed by the Company.

(ii) Without the prior written consent of Treasury, until such time as Treasury shall cease to own any Preferred Shares, the Company shall not permit any of its “significant subsidiaries” (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) to (A) engage in any merger, consolidation, statutory share exchange or similar transaction following the consummation of which such significant subsidiary is not wholly-owned by the Company, (B) dissolve or sell all or substantially all of its assets or property other than in connection with an internal reorganization or consolidation involving wholly-owned subsidiaries of the Company or (C) issue or sell any shares of its capital stock or any securities convertible or exercisable for any such shares, other than issuances or sales in connection with an internal reorganization or consolidation involving wholly-owned subsidiaries of the Company.

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(b) Restriction on Dividends and Repurchases. The Company covenants and agrees that it shall not violate any of the restrictions on dividends, distributions, redemptions, repurchases, acquisitions and related actions set forth in the Certificate of Designation, which are incorporated by reference herein as if set forth in full.

(c) Related Party Transactions. Until such time as Treasury ceases to own any debt or equity securities of the Company, including the Preferred Shares, the Company and the Company Subsidiaries shall not enter into transactions with Affiliates or related persons (within the meaning of Item 404 under the SEC’s Regulation S-K) unless (A) such transactions are on terms no less favorable to the Company and the Company Subsidiaries than could be obtained from an unaffiliated third party, and (B) have been approved by the audit committee of the Board of Directors or comparable body of independent directors of the Company, or if there are no independent directors, the Board of Directors, provided that the Board of Directors shall maintain written documentation which supports its determination that the transaction meets the requirements of clause (A) of this Section 3.2(c).

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Purchase for Investment. Treasury acknowledges that the Preferred Shares have not been registered under the Securities Act or under any state securities laws. Treasury (a) is acquiring the Preferred Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Preferred Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, and (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Purchase and of making an informed investment decision.

4.2 Legends. (a) Treasury agrees that all certificates or other instruments representing the Preferred Shares will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN

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EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER (THE “144A EXEMPTION”). IF ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS ADVISED BY THE TRANSFEROR THAT SUCH TRANSFEROR IS RELYING ON THE 144A EXEMPTION, SUCH TRANSFEREE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER OF THESE SECURITIES AND TREASURY, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.”

(b) In the event that any Preferred Shares (i) become registered under the Securities Act or (ii) are eligible to be transferred without restriction in accordance with Rule 144 or another exemption from registration under the Securities Act (other than Rule 144A), the Company shall issue new certificates or other instruments representing such Preferred Shares, which shall not contain the applicable legends in Section 4.2(a) above; provided that Treasury surrenders to the Company the previously issued certificates or other instruments.

4.3 Transfer of Preferred Shares. Subject to compliance with applicable securities laws, Treasury shall be permitted to transfer, sell, assign or otherwise dispose of (“Transfer”) all or a portion of the Preferred Shares at any time, and the Company shall take all steps as may be reasonably requested by Treasury to facilitate the Transfer of the Preferred Shares, including

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without limitation, as set forth in Section 4.4, provided that Treasury shall not Transfer any Preferred Shares if such transfer would require the Company to be subject to the periodic reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Company was not already subject to such requirements. In furtherance of the foregoing, the Company shall provide reasonable cooperation to facilitate any Transfers of the Preferred Shares, including, as is reasonable under the circumstances, by furnishing such information concerning the Company and its business as a proposed transferee may reasonably request and making management of the Company reasonably available to respond to questions of a proposed transferee in accordance with customary practice, subject in all cases to the proposed transferee agreeing to a customary confidentiality agreement.

4.4 Rule 144; Rule 144A; 4(1 1/2) Transactions. (a) At all times after the Signing Date, the Company covenants that (1) it will, upon the request of Treasury or any subsequent holders of the Preferred Shares (“Holders”), use its reasonable best efforts to (x), to the extent any Holder is relying on Rule 144 under the Securities Act to sell any of the Preferred Shares, make “current public information” available, as provided in Section (c)(1) of Rule 144 (if the Company is a “Reporting Issuer” within the meaning of Rule 144) or in Section (c)(2) of Rule 144 (if the Company is a “Non-Reporting Issuer” within the meaning of Rule 144), in either case for such time period as necessary to permit sales pursuant to Rule 144, (y), to the extent any Holder is relying on the so-called “Section 4(1 1/2)” exemption to sell any of its Preferred Shares, prepare and provide to such Holder such information, including the preparation of private offering memoranda or circulars or financial information, as the Holder may reasonably request to enable the sale of the Preferred Shares pursuant to such exemption, or (z) to the extent any Holder is relying on Rule 144A under the Securities Act to sell any of its Preferred Shares, prepare and provide to such Holder the information required pursuant to Rule 144A(d)(4), and (2) it will take such further action as any Holder may reasonably request from time to time to enable such Holder to sell Preferred Shares without registration under the Securities Act within the limitations of the exemptions provided by (i) the provisions of the Securities Act or any interpretations thereof or related thereto by the SEC, including transactions based on the so-called “Section 4(1 1/2)” and other similar transactions, (ii) Rule 144 or 144A under the Securities Act, as such rules may be amended from time to time, or (iii) any similar rule or regulation hereafter adopted by the SEC; provided that the Company shall not be required to take any action described in this Section 4.4(a) that would cause the Company to become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act if the Company was not subject to such requirements prior to taking such action. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

(b) The Company agrees to indemnify Treasury, Treasury’s officials, officers, employees, agents, representatives and Affiliates, and each person, if any, that controls Treasury within the meaning of the Securities Act (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals incurred in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages, actions, liabilities, costs and expenses), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any document or report provided by the Company pursuant to this Section 4.4 or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(c) If the indemnification provided for in Section 4.4(b) is unavailable to an Indemnitee with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and Treasury agree that it would not be just and equitable if contribution pursuant to this Section 4.4(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 4.4(b). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

4.5 Depositary Shares. Upon request by Treasury at any time following the Closing Date, the Company shall promptly enter into a depositary arrangement, pursuant to customary agreements reasonably satisfactory to Treasury and with a depositary reasonably acceptable to Treasury, pursuant to which the Preferred Shares may be deposited and depositary shares, each representing a fraction of a Preferred Share, as specified by Treasury, may be issued. From and after the execution of any such depositary arrangement, and the deposit of any Preferred Shares, as applicable, pursuant thereto, the depositary shares issued pursuant thereto shall be deemed “Preferred Shares” and, as applicable, “Registrable Securities” for purposes of this Agreement.

4.6 Expenses and Further Assurances. (a) Unless otherwise provided in this Agreement, each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under this Agreement, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

(b) The Company shall, at the Company’s sole cost and expense, (i) furnish to Treasury all instruments, documents and other agreements required to be furnished by the Company pursuant to the terms of this Agreement, including, without limitation, any documents required to be delivered pursuant to Section 4.4 above, or which are reasonably requested by Treasury in connection therewith; (ii) execute and deliver to Treasury such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the Preferred Shares purchased by Treasury, as Treasury may reasonably require; and (iii) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement, as Treasury shall reasonably require from time to time.

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ARTICLE V

MISCELLANEOUS

5.1 Termination. This Agreement shall terminate upon the earliest to occur of:

(a) termination at any time prior to the Closing:

(i) by either Treasury or the Company if the Closing shall not have occurred on or before the 30th calendar day following the date on which Treasury issued its preliminary approval of the Company’s application to participate in SBLF (the “Closing Deadline”); provided, however, that in the event the Closing has not occurred by the Closing Deadline, the parties will consult in good faith to determine whether to extend the term of this Agreement, it being understood that the parties shall be required to consult only until the fifth calendar day after the Closing Deadline and not be under any obligation to extend the term of this Agreement thereafter; provided, further, that the right to terminate this Agreement under this Section 5.1(a)(i) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing to occur on or prior to such date; or

(ii) by either Treasury or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; or

(iii) by the mutual written consent of Treasury and the Company; or

(b) the date on which all of the Preferred Shares have been redeemed in whole; or

(c) the date on which Treasury has transferred all of the Preferred Shares to third parties which are not Affiliates of Treasury.

In the event of termination of this Agreement as provided in this Section 5.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement.

5.2 Survival.

(a) This Agreement and all representations, warranties, covenants and agreements made herein shall survive the Closing without limitation.

(b) The covenants set forth in Article III and Annex E and the agreements set forth in Article IV shall, to the extent such covenants do not explicitly terminate at such time as Treasury no longer owns any Preferred Shares, survive the termination of this Agreement pursuant to Section 5.1(c) without limitation until the date on which all of the Preferred Shares have been redeemed in whole.

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(c) The rights and remedies of Treasury with respect to the representations, warranties, covenants and obligations of the Company herein shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time by Treasury or any of its personnel or agents with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty, covenant or obligation.

5.3 Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer or a duly authorized representative of each party, except as set forth in Section 3.1(d)(v). No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative of any rights or remedies provided by law.

5.4 Waiver of Conditions. The conditions to each party’s obligation to consummate the Purchase are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

5.5 Governing Law; Submission to Jurisdiction, etc. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be enforced, governed, and construed in all respects (whether in contract or in tort) in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the District of Columbia and the United States Court of Federal Claims for any and all civil actions, suits or proceedings arising out of or relating to this Agreement or the Purchase contemplated hereby and (b) that notice may be served upon (i) the Company at the address and in the manner set forth for notices to the Company in Section 5.7 and (ii) Treasury at the address and in the manner set forth for notices to the Company in Section 5.7, but otherwise in accordance with federal law. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY CIVIL LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE PURCHASE CONTEMPLATED HEREBY.

5.6 No Relationship to TARP. The parties acknowledge and agree that (i) the SBLF program is separate and distinct from the Troubled Asset Relief Program established by the Emergency Economic Stabilization Act of 2008; and (ii) the Company shall not, by virtue of the investment contemplated hereby, be considered a recipient under the Troubled Asset Relief Program.

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5.7 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices to the Company shall be delivered as set forth on the cover page of this Agreement, or pursuant to such other instruction as may be designated in writing by the Company to Treasury. All notices to Treasury shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by Treasury to the Company.

If to Treasury:

United States Department of the Treasury

1500 Pennsylvania Avenue, NW

Washington, D.C. 20220

Attention: Small Business Lending Fund, Office of Domestic Finance

E-mail: SBLFComplSubmissions@treasury.gov

5.8 Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (a) an assignment, in the case of a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders (a “Business Combination”) where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such Business Combination or the purchaser in such sale, (b) an assignment of certain rights as provided in Sections 3.1(c) or 3.1(h) or Annex E or (c) an assignment by Treasury of this Agreement to an Affiliate of Treasury; provided that if Treasury assigns this Agreement to an Affiliate, Treasury shall be relieved of its obligations under this Agreement but (i) all rights, remedies and obligations of Treasury hereunder shall continue and be enforceable by such Affiliate, (ii) the Company’s obligations and liabilities hereunder shall continue to be outstanding and (iii) all references to Treasury herein shall be deemed to be references to such Affiliate.

5.9 Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

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5.10 No Third Party Beneficiaries. Other than as expressly provided herein, nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and Treasury (and any Indemnitee) any benefit, right or remedies.

5.11 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled (without the necessity of posting a bond) to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

5.12 Interpretation. When a reference is made in this Agreement to “Articles” or “Sections” such reference shall be to an Article or Section of the Annex of this Agreement in which such reference is contained, unless otherwise indicated. When a reference is made in this Agreement to an “Annex”, such reference shall be to an Annex to this Agreement, unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is entered into between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a “business day” shall mean any day except Saturday, Sunday and any day on which banking institutions in the State of New York or the District of Columbia generally are authorized or required by law or other governmental actions to close.

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ANNEX D

DISCLOSURE SCHEDULE

Part 2.2         Capitalization

Capital stock reserved for issuance in connection with securities or obligations giving the holder thereof the right to acquire such capital:	47,200

Shares issued since the Capitalization Date upon exercise of options or pursuant to equity-based awards, warrants, or convertible securities:	None

All other shares issued since the Capitalization Date:	None

Holders of 5% or more of any class of capital stock[1]	Primary Address

Peter M. Meredith, Jr.[2]	Meredith Construction Co, Inc. P. O. Box 11265 Norfolk, Virginia 23517

If the Company is a Bank Holding Company or Savings and Loan Holding Company, complete the following (leave blank otherwise):

Name of IDI Subsidiary	Percentage of IDI Subsidiary’s capital stock owned by the Company

Heritage Bank	100%

[1]	In addition to the ownership interest indicated below, the United States Department of the Treasury owns one hundred percent (100%) of the Previously Acquired Shares.
[2]

Mr. Meredith is Chairman of the Board of Heritage Bankshares, Inc. and Heritage Bank, its wholly-owned IDI subsidiary. Mr. Meredith’s aggregate ownership interest includes shares of the Company’s common stock that are beneficially owned by his wife and by certain entities that are owned and controlled by Mr. Meredith.

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Part 2.13         Compliance With Laws

List any exceptions to the representation and warranty in the second sentence of Section 2.13 of the General Terms and Conditions. If none, please so indicate by checking the box:   ☒.

List any exceptions to the representation and warranty in the last sentence of Section 2.13 of the General Terms and Conditions. If none, please so indicate by checking the box:   ☒.

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Part 2.19        Regulatory Agreements

List any exceptions to the representation and warranty in Section 2.19 of the General Terms and Conditions. If none, please so indicate by checking the box:   ☒.

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Part 2.25        Related Party Transactions

List any exceptions to the representation and warranty in Section 2.25 of the General Terms and Conditions. If none, please so indicate by checking the box:  ☒.

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ANNEX E

REGISTRATION RIGHTS

1. Definitions. Terms not defined in this Annex shall have the meaning ascribed to such terms in the Agreement. As used in this Annex E, the following terms shall have the following respective meanings:

(a) “Holder” means Treasury and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 9 of this Annex E.

(b) “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.

(c) “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to Section 11 of this Annex E, any underwritten offering of Registrable Securities in which such Holder has advised the Company of its intent to register its Registrable Securities either pursuant to Section 2(b) or 2(d) of this Annex E prior to the date of such Holder’s forfeiture.

(d) “Register”, “registered”, and “registration” shall refer to a registration effected by preparing and (A) filing a registration statement or amendment thereto in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or amendment thereto or (B) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3.

(e) “Registrable Securities” means (A) all Preferred Shares and (B) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (A) by way of conversion, exercise or exchange thereof, or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, provided that, once issued, such securities will not be Registrable Securities when (1) they are sold pursuant to an effective registration statement under the Securities Act, (2) they shall have ceased to be outstanding or (3) they have been sold in any transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at any one time.

(f) “Registration Expenses” mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Annex E, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show”, the reasonable fees and disbursements of Holders’ Counsel, and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses.

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(g) “Rule 144”, “Rule 144A”, “Rule 159A”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

(h) “Selling Expenses” mean all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).

(i) “Special Registration” means the registration of (A) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (B) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or Company Subsidiaries or in connection with dividend reinvestment plans.

2. Registration.

(a) The Company covenants and agrees that as promptly as practicable after the date that the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (and in any event no later than 30 days thereafter), the Company shall prepare and file with the SEC a Shelf Registration Statement covering all Registrable Securities (or otherwise designate an existing shelf registration on an appropriate form under Rule 415 under the Securities Act (a “Shelf Registration Statement”) filed with the SEC to cover the Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires). Notwithstanding the foregoing, if the Company is not eligible to file a registration statement on Form S-3, then the Company shall not be obligated to file a Shelf Registration Statement unless and until requested to do so in writing by Treasury.

(b) Any registration pursuant to Section 2(a) of this Annex E shall be effected by means of a Shelf Registration Statement on an appropriate form under Rule 415 under the Securities Act (a “Shelf Registration Statement”). If any Holder intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 2(d) of this Annex E; provided that the Company shall not be required to facilitate an underwritten offering of Registrable Securities unless (i) the expected gross proceeds from such offering exceed $200,000 or (ii) such underwritten offering includes all of the outstanding Registrable Securities held by such Holder. The lead underwriters in any such distribution shall be selected by the Holders of a majority of the Registrable Securities to be distributed.

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(c) The Company shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement) or an underwritten offering pursuant to Section 2 of this Annex E: (A) with respect to securities that are not Registrable Securities; or (B) if the Company has notified all Holders that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company or its security holders for such registration or underwritten offering to be effected at such time, in which event the Company shall have the right to defer such registration for a period of not more than 45 days after receipt of the request of any Holder; provided that such right to delay a registration or underwritten offering shall be exercised by the Company (1) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights and (2) not more than three times in any 12-month period and not more than 90 days in the aggregate in any 12-month period.

(d) If during any period when an effective Shelf Registration Statement is not available, the Company proposes to register any of its equity securities, other than a registration pursuant to Section 2(a) of this Annex E or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to all Holders of its intention to effect such a registration (but in no event less than ten days prior to the anticipated filing date) and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten business days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 2(d) of this Annex E prior to the effectiveness of such registration, whether or not any Holders have elected to include Registrable Securities in such registration.

(e) If the registration referred to in Section 2(d) of this Annex E is proposed to be underwritten, the Company will so advise all Holders as a part of the written notice given pursuant to Section 2(d) of this Annex E. In such event, the right of all Holders to registration pursuant to Section 2 of this Annex E will be conditioned upon such persons’ participation in such underwriting and the inclusion of such person’s Registrable Securities in the underwriting if such securities are of the same class of securities as the securities to be offered in the underwritten offering, and each such person will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company; provided that Treasury (as opposed to other Holders) shall not be required to indemnify any person in connection with any registration. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriters and Treasury (if Treasury is participating in the underwriting).

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(f) If either (x) the Company grants “piggyback” registration rights to one or more third parties to include their securities in an underwritten offering under the Shelf Registration Statement pursuant to Section 2(b) of this Annex E or (y) a Piggyback Registration under Section 2(d) of this Annex E relates to an underwritten offering on behalf of the Company, and in either case the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such offering only such number of securities that in the reasonable opinion of such managing underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (A) first, in the case of a Piggyback Registration under Section 2(d) of this Annex E, the securities the Company proposes to sell, (B) then the Registrable Securities of all Holders who have requested inclusion of Registrable Securities pursuant to Section 2(b) or Section 2(d) of this Annex E, as applicable, pro rata on the basis of the aggregate number of such securities or shares owned by each such Holder and (C) lastly, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement; provided, however, that if the Company has, prior to the Signing Date, entered into an agreement with respect to its securities that is inconsistent with the order of priority contemplated hereby then it shall apply the order of priority in such conflicting agreement to the extent that it would otherwise result in a breach under such agreement.

3. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.

4. Obligations of the Company. Whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:

(a) Prepare and file with the SEC a prospectus supplement or post-effective amendment with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement, subject to Section 4 of this Annex E, keep such registration statement effective and keep such prospectus supplement current until the securities described therein are no longer Registrable Securities.

(b) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in

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each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(f) Give written notice to the Holders:

(i) when any registration statement or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and when such registration statement or any post-effective amendment thereto has become effective;

(ii) of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the applicable Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v) of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and

(vi) if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 4(j) of this Annex E cease to be true and correct.

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(g) Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 4(f)(iii) of this Annex E at the earliest practicable time.

(h) Upon the occurrence of any event contemplated by Section 4(e) or 4(f)(v) of this Annex E, promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 4(f)(v) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holders’ or underwriters’ possession. The total number of days that any such suspension may be in effect in any 12-month period shall not exceed 90 days.

(i) Use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

(j) If an underwritten offering is requested pursuant to Section 2(b) of this Annex E, enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road shows”, similar sales events and other marketing activities), (A) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (B) use its reasonable best efforts to furnish the underwriters with opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (C) use its reasonable best efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the Shelf Registration Statement) who have certified the financial statements included in such Shelf Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (D) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings (provided that Treasury shall not be obligated to provide any indemnity), and (E) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in

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connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(k) Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested (and of the type customarily provided in connection with due diligence conducted in connection with a registered public offering of securities) by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement.

(l) Use reasonable best efforts to cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any national securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on such securities exchange as Treasury may designate.

(m) If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

(n) Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

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5. Suspension of Sales. Upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension may be in effect in any 12-month period shall not exceed 90 days.

6. Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

7. Furnishing Information.

(a) No Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4 of this Annex E that the selling Holders and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

8. Indemnification.

(a) The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and in the case of Treasury, Treasury’s officials, and each person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals incurred in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages, actions, liabilities, costs and expenses), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the

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statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (A) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (B) offers or sales effected by or on behalf of such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company.

(b) If the indemnification provided for in Section 8(a) of this Annex E is unavailable to an Indemnitee with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(b) of this Annex E were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(a) of this Annex E. No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

9. Assignment of Registration Rights. The rights of Treasury to registration of Registrable Securities pursuant to Section 2 of this Annex E may be assigned by Treasury to a transferee or assignee of Registrable Securities; provided, however, the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.

10. Clear Market. With respect to any underwritten offering of Registrable Securities by Holders pursuant to this Annex E, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Shelf Registration Statement (other than such registration or a Special Registration) covering

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any preferred stock of the Company or any securities convertible into or exchangeable or exercisable for preferred stock of the Company, during the period not to exceed ten days prior and 60 days following the effective date of such offering or such longer period up to 90 days as may be requested by the managing underwriter for such underwritten offering. The Company also agrees to cause such of its directors and senior executive officers to execute and deliver customary lock-up agreements in such form and for such time period up to 90 days as may be requested by the managing underwriter.

11. Forfeiture of Rights. At any time, any holder of Registrable Securities (including any Holder) may elect to forfeit its rights set forth in this Annex E from that date forward; provided, that a Holder forfeiting such rights shall nonetheless be entitled to participate under Section 2(d) – (f) of this Annex E in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the Holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 7 of this Annex E with respect to any prior registration or Pending Underwritten Offering.

12. Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations under this Annex E and that Holders from time to time may be irreparably harmed by any such failure, and accordingly agree that such Holders, in addition to any other remedy to which they may be entitled at law or in equity, to the fullest extent permitted and enforceable under applicable law shall be entitled to compel specific performance of the obligations of the Company under this Annex E in accordance with the terms and conditions of this Annex E.

13. No Inconsistent Agreements. The Company shall not, on or after the Signing Date, enter into any agreement with respect to its securities that may impair the rights granted to Holders under this Annex E or that otherwise conflicts with the provisions hereof in any manner that may impair the rights granted to Holders under this Annex E. In the event the Company has, prior to the Signing Date, entered into any agreement with respect to its securities that is inconsistent with the rights granted to Holders under this Annex E (including agreements that are inconsistent with the order of priority contemplated by Section 2(f) of Annex E) or that may otherwise conflict with the provisions hereof, the Company shall use its reasonable best efforts to amend such agreements to ensure they are consistent with the provisions of this Annex E.

14. Certain Offerings by Treasury. An “underwritten” offering or other disposition shall include any distribution of such securities on behalf of Treasury by one or more broker-dealers, an “underwriting agreement” shall include any purchase agreement entered into by such broker-dealers, and any “registration statement” or “prospectus” shall include any offering document approved by the Company and used in connection with such distribution.

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ANNEX F

FORM OF CERTIFICATE OF DESIGNATION

[SEE ATTACHED]

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ANNEX G

FORM OF OFFICER’S CERTIFICATE

OFFICER’S CERTIFICATE

OF

HERITAGE BANKSHARES, INC.

In connection with that certain Securities Purchase Agreement, dated August 11, 2011 (the “Agreement”) by and between HERITAGE BANKSHARES, INC. (the “Company”) and the Secretary of the Treasury, the undersigned does hereby certify as follows:

1. I am the duly elected/appointed President and Chief Executive Officer of the Company.

2. Attached as Exhibit A hereto is a true, complete and correct copy of the articles of incorporation, articles of association, or similar organizational document of the Company and any amendments thereto as presently on file with the State Corporation Commission of the Commonwealth of Virginia.

3. Attached as Exhibit B hereto is a true, complete and correct copy of the by-laws of the Company as presently in effect.

4. Attached as Exhibit C hereto is a true, complete and correct copy of resolutions adopted at a duly convened meeting at which a quorum was present and acting of the Board of Directors of the Company (the “Board”). Such resolutions are now in full force and effect and have not been modified, amended or revoked and are the only resolutions of the Board relating to the Agreement.

5. Shareholder consent is not required in connection with the execution, delivery and performance of the Agreement by the Company.

6. Attached as Exhibit D is a true, complete and correct copy of the Certificate of Designation, which has been filed with, and accepted by, the State Corporation Commission of the Commonwealth of Virginia.

7. The representations and warranties of the Company set forth in Article II of Annex C of the Agreement are true and correct in all respects as though as of the date hereof (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all respects as of such other date) and the Company has performed in all material respects all obligations required to be performed by it under the Agreement.

The foregoing certifications are made and delivered as of August 11, 2011 pursuant to Section 1.3 of Annex C of the Agreement.

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Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Officer’s Certificate has been duly executed and delivered as of the 11th day of August, 2011.

HERITAGE BANKSHARES, INC.

By:
Name: Michael S. Ives
Title: President & Chief Executive Officer

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EXHIBIT A

See attached.

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EXHIBIT B

See attached.

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EXHIBIT C

See attached.

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EXHIBIT D

See attached.

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ANNEX H

FORM OF SUPPLEMENTAL REPORTS

[SEE ATTACHED FORM OF INITIAL SUPPLEMENTAL REPORT]

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[SEE ATTACHED FORM OF QUARTERLY SUPPLEMENTAL REPORT]

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ANNEX I

FORM OF ANNUAL CERTIFICATION

ANNUAL CERTIFICATION

OF

HERITAGE BANKSHARES, INC.

In connection with that certain Securities Purchase Agreement, dated August 11, 2011 (the “Agreement”) by and between HERITAGE BANKSHARES, INC. (the “Company”) and the Secretary of the Treasury (“Treasury”), the undersigned does hereby certify as follows:

1. I am a duly elected/appointed [            ] of the Company.

2. For each loan originated by the Company or any of its Affiliates that was funded in whole or in part using funds from the Purchase Price, the Company has obtained from the business to which it made such loan a written certification that no principal of such business has been convicted of a sex offense against a minor (as such terms are defined in section 111 of the Sex Offender Registration and Notification Act, 42 U.S.C. §16911). The Company shall retain all such certifications in accordance with standard recordkeeping practices established by the Appropriate Federal Banking Agency.

3. The Company is in compliance with the requirements of Section 103.121 of title 31, Code of Federal Regulations.

The foregoing certifications are made and delivered as of [            ] pursuant to Section 3.1(d)(iii) of Annex C of the Agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

[SIGNATURE PAGE FOLLOWS]

Annex I (Form of Annual Certification)	Page 63

[Execution Copy]

IN WITNESS WHEREOF, this Certificate has been duly executed and delivered as of the [    ] day of [            ], 20[    ].

HERITAGE BANKSHARES, INC.

By:
Name:
Title:

Annex I (Form of Annual Certification)	Page 64

[Execution Copy]

ANNEX J

FORM OF OPINION

Secretary of the Treasury

1500 Pennsylvania Avenue, NW

Washington, D.C. 20220

Attention: Small Business Lending Fund, Office of Domestic Finance

Re:	Heritage Bankshares, Inc.

SBLF Identification No. 0014

Ladies and/or Gentlemen:

We have acted as counsel for Heritage Bankshares, Inc. (the “Company”) in connection with the sale and issuance of 7,800 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series C (the “Preferred Shares”) to the Secretary of the Treasury (the “Treasury”) pursuant to and in accordance with the terms of that certain Small Business Lending Fund—Securities Purchase Agreement, dated August 11, 2011 (the “Agreement”). This letter is rendered to you pursuant to Section 1.3(f) of the Agreement and Annex J attached thereto. Unless otherwise defined herein, capitalized terms used herein shall have the meaning set forth in the Agreement.

(a) The Company has been duly formed and is validly existing as a corporation and is in good standing under the laws of the jurisdiction of its organization. The Company has all necessary power and authority to own, operate and lease its properties and to carry on its business as it is being conducted.

(b) The Company is not required to be qualified as a foreign entity for the transaction of business under the laws of any jurisdiction.

(c) The Preferred Shares have been duly and validly authorized, and, when issued and delivered pursuant to the Agreement, the Preferred Shares will be duly and validly issued and fully paid and non-assessable, will not be issued in violation of any preemptive rights, and will rank pari passu with or senior to all other series or classes of designated preferred stock authorized on the Closing Date with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Company.

(d) The Company has the corporate power and authority to execute and deliver the Agreement and to carry out its obligations thereunder (which includes the issuance of the Preferred Shares).

(e) The execution, delivery and performance by the Company of the Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further approval or authorization is required on the part of the Company, including, without limitation, by any rule or requirement of any national stock exchange.

Annex J (Form of Opinion)	Page 65

[Execution Copy]

(f) The Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

(g) The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations thereunder (i) do not require any approval by any Governmental Entity to be obtained on the part of the Company, except those that have been obtained, (ii) do not violate or conflict with any provision of the Charter, (iii) do not violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of its organizational documents or under any agreement, contract, indenture, lease, mortgage, power of attorney, evidence of indebtedness, letter of credit, license, instrument, obligation, purchase or sales order, or other commitment, whether oral or written, to which it is a party or by which it or any of its properties is bound or (iv) do not conflict with, breach or result in a violation of, or default under any judgment, decree or order known to us that is applicable to the Company and, pursuant to any applicable laws, is issued by any Governmental Entity having jurisdiction over the Company.

(h) Other than the filing of the Certificate of Designation with the State Corporation Commission of its jurisdiction of organization or other applicable Governmental Entity, such filings and approvals as are required to be made or obtained under any state “blue sky” laws and such consents and approvals that have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of the Purchase.

Annex J (Form of Opinion)	Page 66

ANNEX K

FORM OF REPAYMENT DOCUMENT

[SEE ATTACHED]